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                                                                    EXHIBIT 23.2
                                                                    ------------



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of First Costal Corporation, which is incorporated by reference in First Coastal Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Portland, Maine
May 27, 1999